UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): October 14, 2014 (October 13, 2014)

APPIPHANY TECHNOLOGIES HOLDINGS CORP.
(Exact name of Company as specified in its charter)

Nevada	000-54524	30-0678378
(State or other jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

P.O. Box 21101 Orchard Park, Kelowna, British Columbia, Canada, V1Y 9N8
(Address of principal executive offices)

Phone: (205) 864-5377
(Company’s Telephone Number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Company under any of the following provisions:

      .Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

      .Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

      .Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

      .Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

APPIPHANY TECHNOLOGIES HOLDINGS CORP.

Form 8-K

Current Report

ITEM 5.02

DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS

Resignations

Effective October 13, 2014, the Board of Directors of Appihpany Technologies Holdings Corp., a Nevada corporation (the “Company”) accepted the reignation of Jesse Keller (“Mr. Keller”) as the President, Chief Executive Officer, Chief Financial Officer, Secretary, and Treasurer of Appiphany Technologies Holdings Corp.  Mr. Keller shall continue in his position as a Director of the Company.

Appointments

On October 13, 2014, Rob Sargent (“Mr. Sargent”) was appointed to serve as the Company’s President, Chief Executive Officer, Chief Financial Officer, Secretary, Treasurer and a Director of the Company. On October 13, 2014, Mr. Sargent accepted such appointment.

The biography for Mr. Sargent is set forth below.

Rob Sargent, 58, earned a degree in BSc Biology with a focus on genetics in 1980 and completed computer science coursework from the University of British Columbia, Vancouver in1983. Mr. Sargent is a seasoned software executive, who has managed large scale database applications and data modelling companies. Mr. Sargent has worked for the University of Utah data analysis department as a programmer and analyst since 2013. Prior to his work at the University of Utah, from 2009 to 2013, Mr. Sargent was a Senior Developer at Amirsys,Inc., located in Salt Lake City, Utah where he worked with a Swing application manipulating xml content in databases to be previewed by authors and delivered to commercial printers. Between 2009 and 2011, Mr. Sargent also did contract work for Amigenics, Inc. and Amirsys, Inc.

In 1995, Mr. Sargent also co-founded Cimarron Software, a software company supplying Laboratory Information Management Systems in the bio-technology industry to companies in the US, Europe and Asia.  He is currently the Vice President and a board member of Cimarron. Mr. Sargent also serves as an advisor to multiple technology companies. He possesses a broad perspective over company organization and implementation specifically in the technology field.

Family Relationships

There are no family relationships among our officers, directors or persons nominated for such positions.

Related Party Transactions

There are no related party transactions reportable under Item 5.02 of Form 8-K and Item 404(a) of Regulation S-K.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

APPIPHANY TECHNOLOGIES HOLDINGS CORP.

Date: October 14, 2014	By:	/s/ Jesse Keller
Jesse Keller
Chief Executive Officer & President

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